EXHIBIT 10.1

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EXHIBIT A

Skyline Agreement

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EXHIBIT B

CICERO DATA AGREEMENT

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EXHIBIT C

CICERO SERVICES AGREEMENT

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WRITTEN CONSENT OF DIRECTORS FOR SUCCESS ENTERTAINMENT GROUP INTERNATIONAL INC. IN LIEU OF MEETING OF DIRECTOR

Dated as of June 5, 2020

The undersigned, being all the Directors of **Success Entertainment Group International Inc.** (the "Corporation"), a Nevada corporation, pursuant to Section 78.315 of the Nevada Revised Statutes, has determined that in furtherance of the business and in recognition of the Company's present circumstances, the Board of Directors has deemed it appropriate to enter into several agreements; therefore

WHEREAS, the Corporation's CEO has presented and recommended to the Board of Directors a proposal from Skyline Corporate Communications Group, LLC to give advisory services as further described in the attached Exhibit A and

WHEREAS, the Corporation's CEO has presented and recommended to the Board of Directors a proposal from Cicero Transact Group, Inc. to enter into a Data Delivery Agreement that provides the Corporation with 750,000 data leads, four websites and agrees to engage Cicero in a Services agreement as further described in the attached Exhibit B and C in exchange for a total of 10,000,000 (Ten Million) restricted common shares

NOW, THEREFORE, BE IT RESOLVED that a Board of Directors authorize the Chairman to engage Skyline Corporate Communications Group, LLC advise the Company as further describe in attached Exhibit A; and be it

RESOLVED, that the Board of Directors shall, authorize William Robinson as Chairman, CEO, President, Secretary/Treasurer to instruct Pacific Stock Transfer to issue restricted common stock to Skyline as described in Exhibit A; and be it

RESOLVED that a Board of Directors authorize the Chairman to enter into the contractual agreement with Cicero Transact Group, Inc to purchase the data leads and the services agreement as further described and in accordance to the attached Exhibit B and C; and be it

RESOLVED, that the Board of Directors shall, authorize William Robinson as Chairman, CEO, President, Secretary/Treasurer to instruct Pacific Stock Transfer to issue restricted common stock to Cicero as described in Exhibits B and C; and be it

FURTHER RESOLVED, that the Board of Directors shall, authorize William Robinson as Chairman, CEO, President, Secretary/Treasurer to sign on behalf of the Company vendor agreements as he determines necessary to advance the progress of the Company; and be it

FURTHER RESOLVED, that these said resolutions shall be in full force and effect and binding upon the Corporation until they shall have been rescinded under the corporate seal of this corporation.

{Signature Page to follow}

This resolution signed and approved this 5th day of June 2020

Steven A. Chen, Director

Brian Kistler, Director

William Robinson, Chairman